                        GROSSMAN'S INC.
                        RETIREMENT PLAN
                      (1994 RESTATEMENT)

                T A B L E  O F  C O N T E N T S
                -------------------------------
                                                           PAGE
                                                           ----

ARTICLE I
     INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . 1
          1.1.  This GROSSMAN'S INC. RETIREMENT PLAN. . . . . 1

ARTICLE II
     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . 2
          2.1.  "Accrued Pension" . . . . . . . . . . . . . . 2
          2.2.  "Actuarial Equivalent". . . . . . . . . . . . 2
          2.3.  "Actuary" . . . . . . . . . . . . . . . . . . 4
          2.4.  "Affiliated Company". . . . . . . . . . . . . 4
          2.5.  "Average Monthly Earnings". . . . . . . . . . 4
          2.6.  "Beneficiary" . . . . . . . . . . . . . . . . 5
          2.7.  "Board" . . . . . . . . . . . . . . . . . . . 6
          2.8.  "Break-in-Service". . . . . . . . . . . . . . 6
          2.9.  "Career Pay Pension Credit" . . . . . . . . . 6
          2.10.  "Code" . . . . . . . . . . . . . . . . . . . 6
          2.11.  "Committee". . . . . . . . . . . . . . . . . 6
          2.12.  "Continuous Service" . . . . . . . . . . . . 6
          2.13.  "Continuous Service Date". . . . . . . . . . 7
          2.14.  "Continuous Service Termination Date". . . . 7
          2.15.  "Covered Compensation" . . . . . . . . . . .10
          2.16.  "Credited Compensation". . . . . . . . . . .10
          2.17.  "Credited Service" . . . . . . . . . . . . .11
          2.18.  "Dependent Child". . . . . . . . . . . . . .11
          2.19.  "Eligible Spouse". . . . . . . . . . . . . .12
          2.20.  "Employee" . . . . . . . . . . . . . . . . .12
          2.21.  "ERISA". . . . . . . . . . . . . . . . . . .12
          2.22.  "EAHC Plan". . . . . . . . . . . . . . . . .12
          2.23.  "GPP". . . . . . . . . . . . . . . . . . . .12
          2.24.  "Normal Retirement Date" . . . . . . . . . .12
          2.25.  "Participant". . . . . . . . . . . . . . . .12
          2.26.  "Pension". . . . . . . . . . . . . . . . . .13
          2.27.  "Plan" . . . . . . . . . . . . . . . . . . .13
          2.28.  "Plan Sponsor" . . . . . . . . . . . . . . .13
          2.29.  "Plan Year". . . . . . . . . . . . . . . . .13
          2.30.  "Postponed Retirement Date". . . . . . . . .13
          2.31.  "Predecessor Sponsor or Affiliate" . . . . .13
          2.32.  "Statement". . . . . . . . . . . . . . . . .13
          2.33.  "Trust Agreement". . . . . . . . . . . . . .13
          2.34.  "Trust Fund" or "Fund" . . . . . . . . . . .13
          2.35.  "Trustee". . . . . . . . . . . . . . . . . .14

ARTICLE III
     PARTICIPATION AND SERVICE. . . . . . . . . . . . . . . .15
          3.1.  Eligibility to Participate. . . . . . . . . .15
          3.2.  Continuous Service. . . . . . . . . . . . . .16
          3.3.  "Break-in-Service". . . . . . . . . . . . . .16
          3.4.  Credited Service. . . . . . . . . . . . . . .17
          3.5.  Reemployment Following a Break-in-Service (Non-Vested
                 Terminee). . . . . . . . . . . . . . . . . .19
          3.6.  Reemployment of Vested Terminee . . . . . . .21

ARTICLE IV
     ELIGIBILITY FOR AND AMOUNT OF PENSION. . . . . . . . . .25
          4.1.  Normal Retirement . . . . . . . . . . . . . .25
          4.2.  Postponed Retirement Date . . . . . . . . . .27
          4.3.  Early Retirement. . . . . . . . . . . . . . .28
          4.4.  Vesting . . . . . . . . . . . . . . . . . . .28
          4.5.  Disability. . . . . . . . . . . . . . . . . .30
          4.6.  Pension offsets . . . . . . . . . . . . . . .33

ARTICLE V
     DEATH BENEFITS . . . . . . . . . . . . . . . . . . . . .35
          5.1.  Surviving Spouse Benefit. . . . . . . . . . .35
          5.2.  Dependent Child Benefit . . . . . . . . . . .36
          5.3.  Preretirement Survivor Annuity. . . . . . . .36

ARTICLE VI
     PAYMENT OF PENSION . . . . . . . . . . . . . . . . . . .38
          6.1.  Automatic Form of Payment . . . . . . . . . .38
          6.2.  Optional Forms of Payment . . . . . . . . . .38
          6.3.  Required Distributions. . . . . . . . . . . .41
          6.4.  Lump Sum Payment. . . . . . . . . . . . . . .42
          6.5.  Income Tax Withholding. . . . . . . . . . . .43
          6.6.  Distributions Made On or After January 1, 1993.43

ARTICLE VII
     ADJUSTMENTS AND LIMITATIONS TO PENSIONS. . . . . . . . .46
          7.1.  Adjustments for Disability. . . . . . . . . .46
          7.2.  Adjustments for Other Pensions. . . . . . . .46
          7.3.  Adjustment for Accident and Sickness Benefits47
          7.4.  Maximum Benefit . . . . . . . . . . . . . . .47

ARTICLE VIII
     TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . . . . .51
          8.1.  When Applicable . . . . . . . . . . . . . . .51
          8.2.  Earnings Limited. . . . . . . . . . . . . . .51
          8.3.  Minimum Accrual . . . . . . . . . . . . . . .51
          8.4.  Vesting Rules . . . . . . . . . . . . . . . .52
          8.5.  Vesting Schedule. . . . . . . . . . . . . . .52
          8.6.  Distribution. . . . . . . . . . . . . . . . .53
          8.7.  Top-Heavy Determination . . . . . . . . . . .53
          8.8.  Aggregation Groups. . . . . . . . . . . . . .54
          8.9.  Key Employee Defined. . . . . . . . . . . . .55

ARTICLE IX
     FUNDING. . . . . . . . . . . . . . . . . . . . . . . . .57
          9.1.  Trust Fund. . . . . . . . . . . . . . . . . .57
          9.2.  Contributions to the Trust Fund . . . . . . .57
          9.3.  Return of Contributions . . . . . . . . . . .57
          9.4.  Funding Policy. . . . . . . . . . . . . . . .58
          9.5.  Investment Responsibility of the Trustee. . .58
          9.6.  Obligations of the Plan Sponsor . . . . . . .58

ARTICLE X
     ADMINISTRATION . . . . . . . . . . . . . . . . . . . . .60
          10.1.  Named Fiduciary and Administrator. . . . . .60
          10.2.  Appointment and Removal of Committee . . . .60
          10.3.  Duties of Committee. . . . . . . . . . . . .60
          10.4.  Meetings . . . . . . . . . . . . . . . . . .61
          10.5.  Action of Majority . . . . . . . . . . . . .61
          10.6.  Compensation . . . . . . . . . . . . . . . .61
          10.7.  Establishment of Rules . . . . . . . . . . .61
          10.8.  Powers . . . . . . . . . . . . . . . . . . .61
          10.9.  Prudent Conduct. . . . . . . . . . . . . . .62
          10.10.  Actuary . . . . . . . . . . . . . . . . . .63
          10.11.  Maintenance of Records. . . . . . . . . . .63
          10.12.  Claim Appeal Procedure. . . . . . . . . . .63
          10.13.  Information from Participants . . . . . . .64

ARTICLE XI
     PROVISION TO PREVENT DISCRIMINATION. . . . . . . . . . .65
          11.1.  Restrictions on distributions to certain
                 highly compensated employees . . . . . . . .65

ARTICLE XIIAMENDMENT AND MERGER . . . . . . . . . . . . . . .66
          12.1.  Power to Amend . . . . . . . . . . . . . . .66
          12.2.  Publication of Amendment . . . . . . . . . .66
          12.3.  No Decrease in Benefits. . . . . . . . . . .66
          12.4.  Merger, Consolidation or Asset Transfer. . .67

ARTICLE XIIIPLAN TERMINATION. . . . . . . . . . . . . . . . .68
          13.1.  Termination. . . . . . . . . . . . . . . . .68
          13.2.  Participating Companies. . . . . . . . . . .68
          13.3.  Allocation of Assets to Participants . . . .69
          13.4.  Partial Termination. . . . . . . . . . . . .69
          13.5.  Residual Amounts . . . . . . . . . . . . . .69

ARTICLE XIVMISCELLANEOUS. . . . . . . . . . . . . . . . . . .70
          14.1.  No Assignment of Benefit . . . . . . . . . .70
          14.2.  No Implied Rights to Employment. . . . . . .72
          14.3.  Facility of Payment. . . . . . . . . . . . .72
          14.4.  Effectuation of Interest . . . . . . . . . .73
          14.5.  Headings . . . . . . . . . . . . . . . . . .73
          14.6.  Copy of Plan . . . . . . . . . . . . . . . .73
          14.7.  Governing Law. . . . . . . . . . . . . . . .73

                           ARTICLE I

                         INTRODUCTION
                         ------------


     1.1. This GROSSMAN'S INC. RETIREMENT PLAN (the "Plan"), which incorporates the plan document as in effect January 1, 1989 and as amended by the First Amendment dated October 24, 1989, the Second Amendment dated December 12, 1989, the Third Amendment dated August 1, 1990, the Fourth Amendment, approved in substance by the Board of Directors on October 23, 1990, and the Fifth Amendment, approved by the Board of Directors on July 28, 1992, and which has received a letter of determination issued by the Internal Revenue Service on October 28, 1992, is hereby further amended and adopted to provide retirement income to eligible employees and
beneficiaries.   This 1994 Restated Plan also includes the Amendment
adopted in December 1994, changes required by Code Section 401(a)(17) and 401(a)(31) and other recent legislation and regulations, and has received a letter of determination issued by the Internal Revenue Service on February 14, 1995. For purposes of calculating Continuous Service and Credited Service, this Plan is a successor plan to the GPP.

                          ARTICLE II
                          DEFINITIONS

     The following words and phrases when used in the Plan shall have the following meanings, unless a different meaning is plainly required by the context:

     2.1. "Accrued Pension" shall mean, as of any date, the sum of the Participant's normal retirement Pension determined as provided in Section 4.1(b) or (c), as applicable, on the basis of the Participant's Average Monthly Earnings as of that date or, if earlier, December 31, 1986 (for purposes of Section 4.1(b)) or December 31, 1990 (for purposes of Section 4.1(c)) and Credited Services completed as the applicable date, and the Participant's Career Pay Pension Credit as of that date. Notwithstanding the foregoing, in no event shall a Participant's pension amount be less than his Accrued Pension on November 15, 1986, as determined under the provisions of Sections 2.1, 2.5, and 4.1(b) of the GPP in effect as of December 31, 1985.

     2.2. "Actuarial Equivalent" shall mean a benefit of equivalent current value to the benefit that otherwise would have been payable to the Participant under Section 6.1(a) on the basis of the assumptions used and factors stated in section 3 of the Internal Revenue Service's Revenue Ruling 76-47. For purposes of calculating a benefit under Section 6.2(a)(i), the benefit otherwise payable to the Participant under Section 6.1(a) shall be divided by a factor of .91. For purposes of calculating a benefit payable under Section 6.2(a)(ii), the benefit otherwise payable to the Participant under Section 6.2(a)(i) shall be reduced according to the table set forth below:

                  Percentage of                       Percentage of
                    Benefit                             Benefit
                  Continued to                        Continued to
Beneficiary         Beneficiary     Beneficiary        Beneficiary
Younger by        100%    50%        Older by         100%    50%
- -----------       -------------     -----------       ------------
0-4 Years          .79    .88       0-4 Years          .79     .88
5-9 Years          .73    .84       5-9 Years          .85     .92
10-14 Years        .69    .82       10-14 Years        .90     .95
15-19 Years        .65    .79       15-19 Years        .93     .96
20 or More Years   .63    .78       20 or More Years   .96     .98


For purposes of calculating a benefit under Section 6.2(a)(iii), the benefit otherwise payable to the Participant under Section 6.2(a)(i) shall be multiplied by a factor of .98. The amount of any lump sum distribution under Section 6.2(a)(iv) shall be determined on the basis of the 1984 Unisex Pension Mortality Table and the rate or combination of rates in effect under I.R.C. 417(e) on the first day of the applicable Plan Year that would be used by the Pension Benefit Guaranty Corporation to value the actual benefit of the Participant in the event the Plan were terminated.

    If the Plan's interest rate exceeds the Pension Benefit Guaranty Corporation's immediate or deferred annuity rate for terminating plans, whichever is applicable, or another rate prescribed by applicable regulations, the rate that produces the greater benefit shall be used. This provision shall not apply, however, to a benefit in the form of a qualified joint and survivor annuity, a qualified pre-retirement survivor annuity or a distribution in the form of a nondecreasing annuity payable for a period not less than the life of the Participant or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving spouse.

    2.3. "Actuary" shall mean an "enrolled actuary," in accordance with regulations under ERISA issued by the Joint Board for the Enrollment of Actuaries, who has been selected by the Plan Sponsor.

    2.4. "Affiliated Company" shall mean a member of a controlled group of corporations, as defined in section 414(b) of the Code, of which the Plan Sponsor is a member, an unincorporated trade or business that is under common control with the Plan Sponsor as determined in accordance with section 414(c) of the Code, a member of an affiliated service group as defined in section 414(m) of the Code, or a foreign subsidiary as defined in section 3121(1)(8) of the Code of the Plan Sponsor, provided the Plan Sponsor has entered into an agreement under section 3121(1) of the Code with respect to U.S. citizens employed by such foreign subsidi-ary. A "controlled group of corporations" shall mean a controlled group of corporations as defined in section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and 1563(e)(3)(C) thereof. Service with any entity while it is an Affiliated Company, whether or not as an Employee as defined herein, shall count as service to determine (i) vesting and (ii) benefit and contribution limitations.

    2.5.  "Average Monthly Earnings" shall mean the greater of:    The
result obtained by dividing by 60 the Participant's Credited Compensation for the highest five calendar years during the 10 calendar years immediately preceding the earlier of (i) his last Credited Service Termination Date, including the year of his last Credited Service Termination Date if it occurs on December 31, and (ii) January 1, 1987 or, for purposes of Section 4.1(c), January 1, 1991. If a Participant has fewer than 10 but more than five calendar years of Credited Compensation as of such earlier date, then his total number of calendar years of Credited Compensation will be substituted for 10.

         (a) The result obtained from the following formula for the last five consecutive years of Credited Service prior to January 1, 1987 or, for purposes of Section 4.1(c), January 1, 1991:
                        C1+C2+C3
                        60, where

         C1 = Credited Compensation for the partial calendar year in which the Participant's last Credited Service Termination Date occurred.

         C2 = Credited Compensation for the last four complete calendar years for which the Participant received Credited Service.

         C3 = Credited Compensation for the calendar year immediately preceding the four calendar years used in C2 multiplied by a fraction, the numerator of which is equal to 365 minus the number of days in the partial calendar year of Credited Service used in C1, and the denominator of which is 365.

         (b) If the Participant has less than five years of Credited Service as of December 31, 1986 or December 31, 1990, depending upon whether Section 4.1(b) or (c) is applicable to such Participant, then the result is obtained by dividing the Participant's Credited Compensation for his Credited Service before 1987 or 1990, as the case may be, by the length of such Credited Service.

    2.6. "Beneficiary" shall mean any person designated in a written instrument signed by the Participant and filed with the Committee (which designation may be changed from time to time) to receive benefits provided under this Plan payable upon the death of a Participant. If no such designation is in effect at the time of the death of the Participant, or if no person so designated shall survive the Participant, the Beneficiary shall be his Eligible Spouse, if then living, otherwise the surviving children in equal shares, or if the deceased Participant has no surviving Eligible Spouse or children, then his estate.

    2.7.  "Board" shall mean the Board of Directors of the Plan Sponsor.

    2.8. "Break-in-Service" shall mean a period which constitutes a break in an Employee's Continuous Service, as provided in Article III.

    2.9. "Career Pay Pension Credit" for any Plan Year shall mean one-twelfth of the sum of one percent of Credited Compensation for the Plan Year not in excess of the greater of (A) $10,000 or (B) one-half of the Covered Compensation of a Participant who attains normal retirement age in the current Plan Year plus one and one-half percent of his Credited Compensation for the Plan Year in excess of the greater of (A) $10,000 or (B) one-half of the Covered Compensation of a Participant who attains normal retirement age in the current Plan Year.

    2.10. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    2.11. "Committee" shall mean the Employee Benefits Committee, composed of at least three (3) persons appointed by the Board, to administer and supervise the Plan as provided in Article X.

    2.12. "Continuous Service" shall mean the period of time, computed to the nearest full month, beginning on the Employee's Continuous Service Date and ending on his Continuous Service Termination Date.

    2.13.  "Continuous Service Date" shall mean the following:

         (a) With respect to a commencement date occurring on and after January 1, 1987, Continuous Service Date shall mean an Employee's most recent employment commencement date with the Plan Sponsor or an Affiliated Company;

         (b) With respect to a commencement date occurring during the period commencing November 19, 1986 and ending December 31, 1986, Continuous Service Date shall mean an Employee's most recent employment commencement date with Grossman's Inc., Evans Asset Holding Company, Evans Transportation Company, Evans Financial Company, or any employer that was, during that period, affiliated with any of those companies (as determined according to the principles described in the definition of Affiliated Company above); and

         (c) With respect to a commencement date occurring prior to November 19, 1986, Continuous Service Date shall mean an Employee's most recent employment commencement date with Evans Products Company or any employer that was, during that period, affiliated with Evans Products Company (as determined according to the principles described in the definition of Affiliated Company, above).
    2.14.  "Continuous Service Termination Date" shall mean the following:

         (a) With respect to a termination or other applicable event occurring on or after January 1, 1987, Continuous Service Termination Date means the earlier of the date an Employee quits, retires, is discharged or terminated for cause or otherwise; the last day of the month in which an Employee dies; the date the entity that is the employer of an Employee ceases to be the Plan Sponsor or an Affiliated Company; or subject to Section 3.3(b), the second anniversary of the date on which an Employee is first absent from service, with or without pay, for any other reason including an absence, beginning on or after January 1, 1985, for maternity or paternity purposes;

         (b) With respect to a termination or other applicable event occurring during the period commencing November 19, 1986 and ending December 31, 1986, Continuous Service Termination Date means the earlier of the date the Employee quit, retired, was discharged or terminated for cause or otherwise from his employment with Grossman's Inc., Evans Asset Holding Company, Evans Transportation Company, Evans Financial Company, or any employer that was, during that period, affiliated with any of those companies (as determined according to the principles described in the definition of Affiliated Company above); the last day of the month in which the Employee attained age 65 or died; the date that any affiliated company described in 2.14(b)(1) above that was the employer of an Employee ceased to be such an affiliated company; or, subject to Section 3.3(b), the second anniversary of the date on which an Employee was first absent from service, with or without pay, for any reason including an absence for maternity or paternity purposes; and

         (c) With respect to a termination or other applicable event occurring prior to November 19, 1986, Continuous Service Termination Date means the earlier of the date the Employee quit, retired, was discharged or terminated for cause or otherwise from his employment with Evans Products Company or an employer that was, during that period, affiliated with Evans Products Company (as determined according to the principles described in the definition of Affiliated Company above); the last day of the month in which he attained age 65 or died; the date that any affiliated company of Evans Products Company that was the employer of an Employee ceased to be such an affiliated company; or, subject to Section 3.3(b), the second anniversary of the date on which an Employee was first absent from service, with or without pay, for any reason including an absence, beginning or after January 1, 1985, for maternity or paternity purposes.

    In no event shall an absence for maternity or paternity purposes be construed to be a leave of absence (with or without pay) approved by the Plan Sponsor or an Affiliated Company for any other employment related purposes. Solely for purposes of this Section, an absence for maternity or paternity purposes means an absence from work due to (1) pregnancy of the Participant, (2) birth of a child of the Participant, (3) adoption of a child by the Participant, or (4) for purposes of caring for a child during the period immediately following the birth or adoption.

    Notwithstanding anything else contained in this Section 2.14 to the contrary, if an Employee is in the employ of the Plan Sponsor or an Affiliated Company at any time after December 31, 1986, such Employee shall not incur (or be treated as having incurred) a Continuous Service Termination Date solely by reason of attaining or having attained age 65 while in the employ of the Plan Sponsor, an Affiliated Company or a Predecessor Sponsor or Affiliate and such Employee's Credited Compensation under this Plan shall include any compensation paid to him by a Predecessor Sponsor or Affiliate after attaining age 65 and prior to January 1, 1987.

    2.15. "Covered Compensation" shall mean an annual amount determined on the basis of the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which a Participant attains normal retirement age. [Covered Compensation shall be determined in accordance with Table I of Attachment I to Internal Revenue Service Notice 89-70 or the applicable provisions of such superseding table or formula as may be issued by the Secretary of the Treasury]. Covered Compensation shall be automatically adjusted in each Plan Year.

    2.16. "Credited Compensation" shall mean the total cash remuneration not in excess of the amount permitted to be taken into account under
Section 401(a)(17) of the Code paid by the Plan Sponsor or Affiliated Company (or, for periods prior to January 1, 1987, by an employer described in Sections 2.13(b) and 2.13(c)) to the Participant for the Plan Year while he is accruing Credited Service, including salary reduction contributions under the Grossman's Profit Sharing and Savings Plan (or other similar plan), overtime, bonuses, commissions, cost of living allowances, vacation pay, termination or severance pay and incentive pay based on sales or manufacturing volume and/or production costs, but excluding any bonuses granted by the Board to a Participant who is a highly compensated Employee which is specifically designated by the Board not to be included as "Credited Compensation" under the Plan, compensation realized on the exercise or disposition of options to purchase stock, from the lapse of restrictions on the transfer of or elimination of a substantial risk of forfeiture with respect to property received from a Plan Sponsor or Affiliated Company, and any forms of deferred compensation, such as contributions (other than salary reduction contributions) to or payments from any qualified employee benefit plan. The limit referred to above shall not apply for periods prior to January 1, 1989 except to the extent provided in regulations promulgated under Section 401(a)(17) of the Code.

    For each Plan Year beginning on or after January 1, 1989 and before January 1, 1994, Compensation shall be limited for all purposes under the Plan to $200,000 (or such other amount as the Secretary of the Treasury may determine for such Plan Year under section 401(a)(17) of the Code). For each Plan Year beginning on or after January 1, 1994, Compensation shall be limited for all purposes under the Plan to $150,000 (or such other amount as the Secretary of the Treasury may determine for such Plan Year under section 401(a)(17) of the Code). In determining the Credited Compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the Code Section 401(a)(17) limitation is exceeded, then (except for purposes of determining Average Monthly Earning for purposes of Section 4.1(b)), the limitation shall be prorated among the affected individuals in proportion to each such individual's Credited Compensation as determined under this Section 2.16 prior to the application of this limitation.

    2.17. "Credited Service" shall mean for purposes of computing the amount of benefits under the Plan, the periods of service, computed to the nearest month, as provided for in Article III.

    2.18. "Dependent Child" shall mean any child of the Participant entitled to receive a survivor's benefit under the Social Security Act due to the death of the Participant and/or his Eligible Spouse.

    2.19. "Eligible Spouse" shall mean the lawful spouse to whom the Participant was married on the date pension payments commence under the Plan, or if pension payments had not commenced, the lawful spouse to whom the Participant was married on the Participant's date of death.

    2.20. "Employee" shall mean a common-law employee of the Plan Sponsor or an Affiliated Company.

    2.21. "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and any amendments thereto and any regulations or interpretations issued thereunder.

    2.22.  "EAHC Plan" means the Evans Asset Holding Company Plan.

    2.23. "GPP" means the Evans Products Company General Pension Plan and, after January 1, 1986 and before January 1, 1987, the Grossman's Inc./Evans Asset Holding Company General Pension Plan.

    2.24. "Normal Retirement Date" shall mean the first day of the calendar month next following the Participant's 65th birthday. A
Participant's normal retirement age is his 65th birthday.

    2.25.  "Participant" shall mean the following:

         (a) any Employee (an "Active Participant") who is not described in Section 3.1(b)(i)-(v) and who participates in the Plan pursuant to
    Article 3; and

         (b) an individual who is no longer accruing Continuous Service or Credited Service under the Plan, but who had acquired a nonforfeitable right to an Accrued Pension or Normal Retirement Pension before his Continuous Service Termination Date; provided, however, that such individual shall cease to be a Participant on the date as of which no further Plan benefits are payable to him.

    2.26. "Pension" shall mean the amount of monthly benefit for which a Participant is eligible, calculated in accordance with Article IV.

    2.27. "Plan" shall mean the Grossman's Inc. Retirement Plan as herein set forth, and as amended from time to time.

    2.28.  "Plan Sponsor" shall mean Grossman's Inc., a Delaware
Corporation, or any other company into which it may be merged or consolidated, or any successor to a major portion of its property or business or assets that shall agree to continue the Plan, as herein set forth.

    2.29. "Plan Year" shall mean the calendar year January 1 through December 31.

    2.30. "Postponed Retirement Date" shall mean the first day of the calendar month next following the Participant's actual retirement.

    2.31. "Predecessor Sponsor or Affiliate" shall mean an employer defined in Section 2.13(b) and (c) for the periods of time described in that Section.

    2.32. "Statement" shall mean the STATEMENT OF CONTINUING RIGHTS FOR CERTAIN PARTICIPANTS, attached hereto. The provisions of the statement shall be controlling, to the extent allowed by applicable law, in the event of conflict with any provision of the Plan other than Section 4.6 and Articles V, VI and VII.

    2.33. "Trust Agreement" shall mean the agreement, as amended from time to time, entered into between the Plan Sponsor and the Trustee to carry out the purposes of the Plan.

    2.34. "Trust Fund" or "Fund" shall mean the cash and other investments held and administered by the Trustee in accordance with the provisions of the Trust Agreement and the Plan.

    2.35. "Trustee" shall mean the trustee or trustees appointed and acting in accordance with Article IX.

    In this Plan document, unless the context clearly requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine.

                          ARTICLE III
                   PARTICIPATION AND SERVICE

    3.1.  Eligibility to Participate:   Each Employee on January 1, 1987,
who was a Participant in the GPP on December 31, 1986, shall automatically become a Participant in the Plan on January 1, 1987.

         (a) Each Employee who is not described in Section 3.1(a) shall automatically become a Participant as of the later of the first anniversary of his Continuous Service Date and his 21st birthday, provided:

              (i) he is not a member of a bargaining unit recognized for the purpose of collective bargaining where retirement benefits have been the subject of good faith bargaining and such bargaining does not provide for coverage under the Plan; and

              (ii) he is a citizen of the United States, or is a resident alien, or receives earned income, within the meaning of Code section 911(b), from the Plan Sponsor or an Affiliated Company that constitutes income from sources within the United States within the meaning of Code section 861(a)(3); and

              (iii) he is not (A) a seasonal employee or (B) hired for a specific task or period with the understanding that there is no commitment by the Plan Sponsor or an Affiliated Company of permanent employment after completion of such task or such period, provided that an employee hired for a specific task or period shall be eligible to participate in the Plan, retroactive to the first day of the applicable period, if and when he completes 1,000 Hours of Service (as defined in Department of Labor Reg. section 2530.200b-2) in any 12-month period; and

              (iv) he is not accruing retirement benefits under the Railroad Retirement Act of 1974.

    3.2. Continuous Service. Except as otherwise provided in this Plan, an Employee's Continuous Service is the period of time, computed to the nearest full month, between his Continuous Service Date and his Continuous Service Termination Date. If an Employee incurs a Continuous Service Termination Date from the Plan Sponsor or an Affiliated Company and is later reemployed by the Plan Sponsor or an Affiliated Company within 12 months, the period between his Continuous Service Termination Date and his reemployment commencement date ("reemployment date") shall be included in his Continuous Service. If an Employee incurred a Continuous Service Termination Date from a Predecessor Sponsor or Affiliate prior to 1987 and was later reemployed by the Plan Sponsor, an Affiliated Company, or a Predecessor Sponsor or Affiliate within 12 months, the period between his Continuous Service Termination Date and his reemployment date shall be included in his Continuous Service. However, if during a period of absence for reasons such as vacation, sickness, disability, lay off or approved leave of absence, an Employee's employment is terminated, the period from his Continuous Service Termination Date to his reemployment date shall count as Continuous Service only if his reemployment date is within 12 months of the first day of that absence.

    3.38.  "Break-in-Service".    A Break-in-Service shall occur, as of
the Employee's Continuous Service Termination Date, if he does not have a reemployment date within 12 months after a Continuous Service Termination Date. If an Employee has a Break-in-Service, any period before the Break-in-Service shall be excluded from his Continuous Service, except as otherwise provided in this Article III.

         (a)  If after the completion of five years of Continuous
    Service, a Participant becomes disabled and is absent from the service of the Plan Sponsor or an Affiliated Company (or, prior to 1987, of a Predecessor Sponsor or Affiliate) due to an authorized disability leave of absence in excess of two years, a Continuous Service Termination Date shall not occur until the termination of that leave of absence or the commencement of his Pension or a pension under the GPP or the EAHC Plan.

         (b) The provisions of this Plan relating to Continuous and Credited Service, including the granting of any leave of absence, shall be applied in a uniform and nondiscriminatory manner for all Participants who are similarly situated.

         (c) If an Employee is absent from the service of the Plan Sponsor or an Affiliated Company (or, prior to 1987, of a Predecessor Sponsor or Affiliate) because of service in the Armed Forces of the United States, including the Merchant Marine Service of the United States, and if he shall have returned to the service of the Plan Sponsor or an Affiliated Company, having applied to return while his reemployment rights were protected by law, that absence shall be counted as Continuous Service.

    3.4.  Credited Service.    Except as otherwise expressly provided in
this Section 3.4, all Continuous Service while a Participant shall count as Credited Service under the Plan and, with respect to a Participant who is vested in his Accrued Pension, Credited Service shall also include the year of Continuous Service required as a condition to become a Participant in the Plan. All periods of Credited Service shall be aggregated for all purposes of the Plan.

         (a) No periods during which the Employee is excluded from participation under the Plan by reason of Section 3.1(b)(i)-(iv) (including any period between a Continuous Service Termination Date and a reemployment date that is counted as Continuous Service as provided in Section 3.2 but in which the Participant is an Employee and not eligible to participate in the Plan) shall be counted as Credited Service.

         (b) Notwithstanding the foregoing, any period of not more than two years during which a Participant is on a leave of absence or temporary layoff approved by the Plan Sponsor or an Affiliated Company (or, if the leave commenced prior to 1987, by a Predecessor Sponsor or Affiliate) that is counted as Continuous Service will be counted as Credited Service only to the extent provided under rules uniformly applicable to all Participants similarly situated, provided, however, that if, after the completion of five years of Continuous Service the Participant becomes disabled and is absent from the service of the Plan Sponsor or an Affiliated Company (or, prior to 1987 of a Predecessor Sponsor or Affiliate) due to an authorized disability leave of absence in excess of two years, a Continuous Service Termination Date shall not occur until the termination of that leave of absence or the commencement of his Pension or a pension under GPP or the EAHC plan.

         (c) Credited Service shall include any period of absence from service with the Plan Sponsor or Affiliated Company (or, prior to 1987, with a Predecessor Sponsor or Affiliate) due to service in the Armed Forces of the United States that is counted in a Participant's Continuous Service under Section 3.3(d).

         (d) A credited service termination date shall occur on the earlier of the Participant's Continuous Service Termination Date, the date he is transferred or reclassified so that he is no longer eligible to participate in the Plan as provided in Section 3.1, or the date he enters into a status described in Section 3.1(b)(i)-(v).

    3.5.  Reemployment Following a Break-in-Service (Non-Vested
Terminee).    If a former Employee of the Plan Sponsor or an Affiliated
Company (or, if termination occurred prior to 1987, of a Predecessor Sponsor or Affiliate) who is not vested in his Accrued Pension returns to service with the Plan Sponsor or an Affiliated Company after having had a Break-in-Service and completes one year of Continuous Service with the Plan Sponsor or an Affiliated Company after the Break-in-Service, the following shall apply:

              (i) Any Continuous Service and any Credited Service he was entitled to immediately before the Break-in-Service shall be restored to him if (A) he had completed five years of Continuous Service as of his most recent Continuous Service Termination Date (excluding any Continuous Service disregarded under this Section 3.5(a) by reason of any earlier Break-in-Service) before such Break-in-Service or (B) the period of time between his Continuous Service Termination Date and his reemployment date does not exceed the greater of (1) the exact length of his Continuous Service as of his most recent Continuous Service Termination Date (excluding any Continuous Service disregarded under this Section 3.5(a) by reason of any earlier Break-in-Service), or (2) five years; provided, however, that
         (B)(2) applies only if the Employee's Break-in-Service occurs on or after January 1, 1985. If the Employee's Continuous Service and Credited Service are restored, such Participant shall, if otherwise eligible as provided in Section 3.1, become a Participant retroactively as of his reemployment date.

              (ii) Any prior periods of Continuous Service and Credited Service not restored under Section 3.5(a)(i) shall be forfeited and the Participant shall be treated in all respects as if first employed by the Plan Sponsor or an Affiliated Company on his reemployment date.

              (iii) Subject to Section 4.6, if a Participant's previous Credited Service is restored pursuant to this Section 3.5(a), upon his later retirement his Pension, if any, shall be based on the benefit formula then in effect and his Credited Compensation and his aggregated Credited Service before and after his Break-in Service.

         (a) If an individual who was on the active payroll of Evans Asset Holding Company or Evans Transportation Company (or any of their subsidiaries) on December 31, 1986, had less than ten years of Continuous Service as of December 31, 1986 and terminated service after 1986 with a participating employer in the EAHC Plan, becomes an Employee of the Plan Sponsor or an Affiliated Company, and completes one year of Continuous Service with the Plan Sponsor or an Affiliated Company, the following shall apply:

              (i) Any Continuous Service and any Credited Service such Employee was entitled to under the GPP as of December 31, 1986 shall be restored to him if the period of time between December 31, 1986 and his post-1986 reemployment date with the Plan Sponsor or an Affiliated Company does not exceed the greater of
         (A) the exact length of his Continuous Service as of December 31, 1986 (excluding any Continuous Service previously disregarded under the GPP because of a Break-in-Service under those plans), or (B) five years. If the Employee's Continuous Service and Credited Service are restored, such Participant shall, if otherwise eligible as provided in Section 3.1, become a Participant retroactively as of his reemployment date.

              (ii) Any periods of pre-1987 Continuous Service and Credited Service not restored under Section 3.5(b)(i) shall be forfeited and the Participant shall be treated in all respects as if first employed on his post-1986 reemployment date with the Plan Sponsor or an Affiliated Company.

              (iii) Subject to Section 4.6, if a Participant's previous Credited Service is restored pursuant to this Section 3.5(b), upon his later retirement his Pension, if any, shall be based on the benefit formula then in effect and his Credited Compensation and his aggregated Credited Service before and after his Break-in-Service.

    3.6.  Reemployment of Vested Terminee.    If a former Employee of the
Plan Sponsor or an Affiliated Company (or, if termination occurred prior to 1987, of a Predecessor Sponsor or Affiliate), who is vested in his Accrued Pension has a Break-in-Service and returns to service with the Plan Sponsor or an Affiliated Company before he attains age 55, the following shall apply:

              (i) All of the Employee's prior Continuous Service and Credited Service shall be restored and the Employee shall, if otherwise eligible as provided in Section 3.1, again become a Participant retroactively as of his reemployment date.

              (ii) Subject to Section 4.6, if a Participant's previous Credited Service is restored pursuant to this Section 3.6(a), upon his later retirement his Pension, if any, shall be based on the benefit formula then in effect and his Credited Compensation and his aggregated Credited Service before and after his Break-in-Service.
         (a)  If an individual

              (i) had a Continuous Service Termination Date from a Predecessor Sponsor or Affiliate prior to 1987 and at that time had a nonforfeitable right to an accrued pension under the GPP; or

              (ii) has a Continuous Service Termination Date from the Plan Sponsor or an Affiliated Company after 1986 and at that time has a nonforfeitable right to a Pension under the Plan; or

              (iii)  was on the active payroll of Evans Asset Holding
         Company or Evans Transportation Company (or one of their subsidiaries) on December 31, 1986, terminates service after 1986 from a participating employer in the EAHC Plan, and had a nonforfeitable right to an accrued pension as of December 31, 1986 under the GPP and such an individual is reemployed by the Plan Sponsor or an Affiliated Company after age 55, the following shall apply when he completes one year of Continuous Service with the Plan Sponsor or an Affiliated Company:

              (iv) He shall become an active Participant retroactively as of his reemployment date (if otherwise eligible as provided in Section 3.1).

              (v) His Pension under the Plan, if otherwise payable, shall cease and any election of an optional benefit in effect shall be void; provided that the individual is scheduled to work at least eight days during a calendar month.

              (vi) His pension under the GPP or the EAHC Plan that is payable or being paid shall be unaffected by this reemployment under this Section 3.6(b).

              (vii) Any Continuous Service and Credited Service to which he was entitled under the GPP when he retired to terminated service shall be restored to him.

              (viii) Subject to Section 4.6, upon later retirement his Pension shall be based on the benefit formula then in effect and his Credited Compensation and Credited Service before and after the period when he terminated service. If, however, the Participant received a lump sum payment of his Pension in accor-dance with Section 6.4, the Actuarial Equivalent of such lump sum shall be deducted from the amount of any future Pension.

              (ix) The part of the Participant's Pension upon later retirement payable with respect to Credited Service rendered before his previous retirement or termination of service shall never be less than the amount of his previous Pension modified to reflect any option in effect on his later retirement.

                          ARTICLE IV
             ELIGIBILITY FOR AND AMOUNT OF PENSION

    4.1.  Normal Retirement.    The right of a Participant to his normal
retirement Pension shall become nonforfeitable on his 65th birthday. A Participant may retire from employment on a normal retirement Pension beginning on his Normal Retirement Date or he may postpone his retirement and remain in service after his Normal Retirement Date (in which case the amount of this Pension shall be determined as provided in Section 4.2).

         (a) Subject to the provisions of Sections 4.1(d), 4.6 and 6.1, the monthly amount of the normal retirement Pension payable to a Participant whose Continuous Service Termination Date occurs on or prior to December 31, 1990 shall equal the sum of (i) and (ii) below:

              (i) one percent of the Participant's Average Monthly Earnings not in excess of one-twelfth of the greater of (A) $10,000 or (B) one-half of the Covered Compensation of a Participant who attains normal retirement age in the Current Plan Year plus one and one-half percent of his Average Monthly Earnings in excess of one-twelfth of the greater of (A) $10,000 or (B) one-half of the Covered Compensation of a Participant who attains normal retirement age in the Current Plan Year, together, multiplied by the Participant's number of years and full months of Credited Service earned before January 1, 1986.

              (ii) the total of the Participant's Career Pay Pension Credits for Credited Service earned after December 31, 1985.

    (b) Subject to the provisions of Sections 4.6 and 6.1, the monthly amount of the normal retirement Pension payable to a Participant whose Continuous Service Termination Date occurs after December 31, 1990 shall equal the sum of (i) and (ii) below:

         (i) the sum of one percent of the Participant's Average Monthly Earnings not in excess of one-twelfth of the greater of (A) $10,000 or
    (B) one-half of the Covered Compensation of a Participant who attains normal retirement age in the Current Plan Year plus one and one-half percent of his Average Monthly Earnings in excess of one-twelfth of the greater of (A) $10,000 or (B) one-half of the Covered Compensation of a Participant who attains normal retirement age in the Current Plan Year, multiplied by the Participant's number of years and full months of Credited Service earned before January 1, 1991;

         (ii) the total of the Participant's Career Pay Pension Credits for Credited Service earned after December 31, 1990.

Nothing in this section shall be construed to provide benefits to persons who shall have terminated with vested benefits prior to January 1, 1991.

         (c) Notwithstanding Section 4.1(b), for any Participant whose Continuous Service Termination Date occurs after December 31, 1988 and before January 1, 1991 after having satisfied the requirements for Early Retirement under Section 4.3, that Participant's pension amount shall be determined as if the provisions of Section 4.1(b) and Section
    2.5 of the GPP as in effect on December 31, 1985 had continued in force without amendment through December 31, 1990, if such formula results in a greater benefit for the Participant than would otherwise be provided under Section 4.1(b).

         (d) Notwithstanding any contrary provision in this Article IV, in no event shall any person's normal retirement Pension be less than his Accrued Pension.

         4.2.  Postponed Retirement Date.    If a Participant remains in
the employ of the Plan Sponsor or an Affiliated Company beyond his Normal Retirement Date, he may elect either (i) to have the commencement of his Pension postponed (in which case the amount of this Pension shall be determined as provided in Section 4.2(b)) or (ii) to begin a normal retirement Pension on his Normal Retirement Date (in which case his Pension shall be adjusted, if applicable, as provided in Section 4.2(c)).

         (a) Subject to the provisions of Section 6.3, a postponed retirement Pension shall commence as of the month on which the Participant's Postponed Retirement Date occurs. A Participant's postponed retirement Pension shall be an amount equal to the greater of (i) his normal retirement Pension increased at the rate of six percent per annum, compounded annually, from the Participant's Normal Retirement Date to his Postponed Retirement Date or (ii) the benefit payable to him under Section 4.1(b) taking into account all of his Credited Service through his Postponed Retirement Date.

         (b) If a Participant who remains in service after his Normal Retirement Date elects to commence receiving his normal retirement Pension on his Normal Retirement Date his Pension shall be adjusted, as of each anniversary of his Normal Retirement Date occurring prior to his Postponed Retirement Date and as of his Postponed Retirement Date, if the benefits payable to him under Section 4.1(b) taking into account all of his Credited Service through such date (the "Additional Credit Benefit") exceeds the actuarial value of the total Pension payments payable through such date (the "Actuarial Pension"). Notwithstanding the foregoing, if, as of any such date, the Actuarial Pension is greater than the Additional Credit Benefit, no adjustment shall be made as of such date. In any case in which a Participant has elected a lump sum distribution which is the Actuarial Equivalent of the normal retirement Pension, the adjustment described in the foregoing sentences shall be calculated as though the Participant had received his benefit in the normal form, but, in lieu of annual payments, the Actuarial Equivalent of any adjustment required shall be paid in a single lump sum payment as soon as practicable following the Participant's Postponed Retirement Date.

         4.3.  Early Retirement.    A Participant who incurs a Continuous
Service Termination Date after age 55 but prior to his Normal Retirement Date and has completed 5 years of Continuous Service shall be entitled to an early retirement Pension. Such a Participant's Early Retirement Date shall be the first day of the calendar month following such Continuous Service Termination Date.

         (a) A Participant who satisfies the conditions of Section 6.1 may elect to receive an early retirement Pension beginning on the last day of any calendar month before his Normal Retirement Date and after his 55th birthday. In that case, the Participant's Pension shall be equal to the deferred Pension reduced by one-third of one percent for each calendar month by which the date the Participant's early retirement Pension begins precedes the Participant's Normal Retirement Date.

         4.4.  Vesting.    A Participant shall be 100 percent vested in,
and have a nonforfeitable right to, his Accrued Pension upon completion of 5 years of Continuous Service. If the Participant subsequently incurs a Continuous Service Termination Date for reasons other than retirement or death he shall be eligible for a vested Pension after the Committee receives his written notice requesting payment of the Pension. His Deferred Vested Retirement Date shall be the first day of the month following such Continuous Service Termination Date.

         (a) The vested Pension shall be a deferred Pension beginning as if the Participant had retired on his Normal Retirement Date and, subject to the provisions of Section 6.1, shall be equal to his Accrued Pension. However, the Participant may elect to have his vested Pension begin on the last day of any month before his Normal Retirement Date and after his 55th birthday. In that case, the Participant's Pension shall be equal to his Accrued Pension, reduced as provided in Section 4.3(b).

    (c) Notwithstanding anything else in this Plan to the contrary, solely for purposes of determining whether a Participant who was employed by the Moore's Division on September 12, 1989 and who became an employee of Harcros Lumber & Building Supplies Inc. ("Harcros") pursuant to an Asset Purchase Agreement (the "Moore's Purchase Agreement"), as amended, between the Company, Harcros and, to the extent applicable, Harrison Pauls Holdings Inc., is vested in his Accrued Pension hereunder, Verified Service (as defined below) with Harcros shall be treated as through service with the Company.

    Verified Service shall mean service with Harcros which is verified by Harcros in accordance with the provisions of Section 10.2(c) of the Moore's Purchase Agreement.

    (d) Notwithstanding anything else in this Plan to the contrary, a Participant who was employed by the Northwest Division on August 25, 1989 shall be vested in at least that portion of his Accrued Pension as is determined under the schedule set forth below:

      Full Years of
    Continuous Service                Percent Treated
        Completed                     As Though Vested

    A.   Less than one                A.  0%
    B.   One or more but              B.  33-1/3%
         less than three
    C.   Three or more but            C.  66-2/3%
         less than five


    (e) Any participant who terminates employment with no vested interest under the Plan shall be deemed to have received a complete distribution of his interest under the Plan, subject to reinstatement upon reemployment prior to the time at which such employee's prior service can be disregarded under the terms of the Plan.

    4.5.  Disability.    A Participant who has attained his 40th birthday
and completed 15 years of Continuous Service shall be entitled to a disability retirement Pension provided all of the following conditions are met:

              (i) the Participant is receiving disability insurance benefits under the Social Security Act,

             (ii) such disability was not contracted, suffered or incurred while the Employee was engaged in, or resulted from having engaged in, a felonious enterprise,

              (iii) such disability has not resulted from an intentionally self-inflicted injury,

              (iv) such disability has not resulted from past or future service in the Armed Forces of the United States and is compensable as such by an Armed Forces disability allowance,

              (v) the Participant is not a member of any long-term disability plan of the Plan Sponsor or an Affiliated Company on the date he incurs the disability,

              (vi) the Participant does not incur a Continuous Service Termination Date on or after the date he incurred the disability, and

              (vii) the Committee receives a written application for the disability retirement Pension made by or for the Participant.

    The Participant's Disability Retirement Date shall be the first day of the month next following his completion of the requirements provided above in this Section 4.5(a). If, however, the disability benefit under Title II of the Social Security Act is retroactively awarded, the Disability Retirement Date shall be the first day of the month next following the effective date of the Social Security award.

         (a) The disability retirement Pension shall be based upon the Participant's Accrued Pension and be payable subject to the continuance of his disability, as provided in Section 4.5(c). The amount of disability retirement Pension payable shall depend upon the Participant's marital status on the effective date of his Pension commencement. If the disabled Participant does not have an Eligible Spouse on such date the Pension shall be an amount calculated in accordance with Section 6.2(a), Option 1. If the Participant does have an Eligible Spouse on such date, the Pension shall be an amount calculated in accordance with Section 6.2(a), Option 2 as a 100 percent joint and survivor annuity with the Eligible Spouse as the Beneficiary. If the Participant dies before commencing receipt of his

    Pension other than on account of disability, his disability retirement Pension shall cease and the amount of death benefits due his surviving Eligible Spouse and Dependent Children, if any, shall be determined in accordance with Article V. The foregoing notwithstanding, a married Participant may elect in writing to waive such joint and survivor annuity in accordance with procedures of Section 6.1(b) and the requirements of Section 6.1(c) and receive, in lieu thereof, his Pension determined in the same manner as for a Participant who does not have an Eligible Spouse.

         (b) As a condition of his continuing to receive a disability retirement Pension, the Committee may require any Participant receiving a disability retirement Pension, who has not reached his Normal Retirement Date, to provide satisfactory proof of his continued receipt of disability insurance benefits under the Social Security Act. If any Participant refuses to provide that proof, his disability retirement Pension shall cease until he no longer refuses to provide that proof. If his refusal continues for a year all rights to the disability retirement Pension shall cease, he shall incur a Continuous Service Termination Date and the election of an optional benefit if one has been elected shall no longer be effective. If the Committee finds that the Participant has stopped receiving those disability insurance benefits under the Social Security Act, his disability retirement Pension shall cease. In that case, if the Participant does not again become an Employee, he shall be entitled to retire on a Normal Retirement Date, a Postponed Retirement Date, an Early Retirement Date or a Deferred Vested Retirement Date as of the first day of the calendar month immediately after his disability retirement

    Pension ceases, if at the date his disability retirement Pension ceases he had completed the eligibility requirements for the Pension. In either case, the Pension shall be based on his Credited Service at the time his disability retirement Pension ceases, reduced if applicable, as provided in section 4.3(b).

    4.6.  Pension offsets.

         (a)  Predecessor Plan.  If an individual

              (i) had a nonforfeitable right to an accrued pension under the GPP as of December 31, 1986;

              (ii)  became a Participant in the EAHC Plan on January 1,
         1987; and

              (iii) subsequently attains a nonforfeitable right to a Pension under this Plan that is based entirely or in part upon continuous service prior to 1987 under the GPP or both of them;

such individual's Pension under Article IV of this Plan will be calculated by first reducing his normal retirement Pension under Section 4.1, or his postponed retirement Pension under Section 4.2, or his accrued Pension under Section 4.3, 4.4 or 4.5 (whichever is appropriate) by an amount equal to his accrued pension under the EAHC Plan calculated on the basis of the individual's average monthly earnings and career pay pension credit as of December 31, 1986 (or his most recent earlier service termination) and his credited service as of December 31, 1985 (or his most recent earlier service termination) under the terms of the GPP in effect as of December 31, 1986.

         (b)  Related Plan.  If an individual

              (i) attains a nonforfeitable right to an accrued pension after 1986 under the EAHC Plan that is based entirely or in part upon continuous service prior to 1987 under the GPP; and

              (ii) subsequently attains a nonforfeitable right to a Pension under this Plan that is based entirely or in part upon continuous service prior to 1987 under the GPP; such individual's Pension under Article IV of this Plan will be calculated by first reducing his normal retirement Pension under
         Section 4.1, or his postponed retirement Pension under Section 4.2, or his accrued Pension under Section 4.3, 4.4, or 4.5 (whichever is appropriate) by an amount equal to his accrued pension under the EAHC Plan calculated on the basis of the individual's average monthly earnings and career pay pension credit as of December 31, 1986 (or his most recent earlier service termination) and his credited service as of December 31, 1985 (or his most recent earlier service termination) under the terms of the GPP in effect as of December 31, 1986.

         (c) Workers' Compensation Awards. If a Participant receives any compensation pursuant to a program of workers' compensation maintained by the Plan Sponsor or an Affiliated Company, the value of such compensation, stated as a monthly annuity, but exclusive of any amounts which are reimbursement for medical expenses or payments for the loss of a bodily member, shall be subtracted from his Pension.

                           ARTICLE V
                        DEATH BENEFITS

    5.1.  Surviving Spouse Benefit.    If a Participant who has attained
his 55th birthday and completed 10 years of Continuous Service dies while accruing Continuous Service, the Participant's Eligible Spouse shall receive a benefit equal to the greater of 50 percent of the Participant's Accrued Pension, or the Actuarial Equivalent of the Participant's Accrued Pension, adjusted by the appropriate factor for a 100% joint and survivor annuity otherwise payable to the Participant and Eligible Spouse and reduced for early commencement as provided in Section 4.3(b), shall be payable as provided in Section 5.1(c) below, provided that no other Pension is being paid with respect to the deceased Participant.

         (a) If a Participant who has attained his 50th, but not his 55th, birthday and completed 10 years of Continuous Service dies while accruing Continuous Service, the Participant's Eligible Spouse shall receive a benefit equal to 50% of the Participant's Accrued Pension, payable as provided in section 5.1(c) below, provided that no other Pension is being paid with respect to the deceased Participant. For purposes of the preceding sentence, a Participant who dies while accruing Continuous Service during the six month period which ends on his 50th birthday shall be deemed to have attained his 50th birthday.

         (b)  The amount determined in accordance with Section 5.1(a) or
    (b), as applicable, shall commence as of the last day of the month next following the Participant's death and shall end with the payment due for the month in which the Eligible Spouse's death occurs.

    5.2.  Dependent Child Benefit.    If a Participant with respect to
whom a benefit would be payable under Section 5.1(a) or 5.1(b) is not survived by an Eligible Spouse, the Participant's Dependent Child or Children (or their legal representatives) shall receive a benefit equal to 50% of the Participant's Accrued Benefit, payable in equal shares, commencing as of the last day of the month next following the Participant's death and ending for each such Dependent Child with the payment for the month in which his 18th birthday occurs or, provided he is a registered full time student in an accredited school or college as late as the month in which his 23rd birthday occurs, or the month in which the Dependent Child's disqualification as such or death occurs, if earlier. If a Dependent Child dies, the monthly benefit paid to or for that child shall be paid to any surviving Dependent Children in equal shares and commencing as of the last day of the month next following the deceased Dependent Child's death.

         (a)  If an Eligible Spouse who was receiving a benefit under
    Section 5.1 dies and is survived by a Dependent Child or Children, such Dependent Children shall receive a benefit equal to that benefit payable to Dependent Children under Section 5.2(a) as though the Eligible Spouse were the Participant. The benefit provided under this
    Section 5.2(b) shall commence as of the last day of the month next following the Eligible Spouse's death and be payable to or for each Dependent Child to the same extent provided in Section 5.2(a).

    5.3.  Preretirement Survivor Annuity.    The Eligible Spouse of a
Participant (other than an Eligible Spouse entitled to receive a benefit under Section 5.1) who dies after having completed 5 years of Continuous Service (whether or not he had incurred a Continuous Service Termination Date prior to death) shall receive a Preretirement Survivor Annuity, provided that no other Pension is due or payable with respect to the deceased Participant.

         (a) A Preretirement Survivor Annuity shall mean a life annuity payable to the Eligible Spouse of the Participant in an amount equal to the amount that would have been paid to the Eligible Spouse under the 50% joint and survivor annuity described in Section 6.2-Option 2.

         (b) The earliest period for which a Preretirement Survivor Annuity is payable to the surviving Eligible Spouse begins with the month in which the Participant would have reached the earliest retirement age and could have elected to receive a Pension. A Preretirement Survivor Annuity is payable on the assumption that in the case of a Participant who dies after attaining age 55, the Participant had retired with an immediate 50% joint and survivor annuity on the day before his death, or in the case of a Participant who dies before age 55, the Participant had (A) separated from service on the date of death, (B) survived to age 55, (C) retired with an immediate 50% joint and survivor annuity at age 55, or (D) died on the day on which he would have attained age 55.

                          ARTICLE VI
                      PAYMENT OF PENSION

    6.1.  Automatic Form of Payment.    A Participant who is not married
to an Eligible Spouse on the day his Pension begins pursuant to Article IV shall receive his Pension during his lifetime in monthly installments beginning as of the last day of the month in which his retirement date occurs (except as otherwise provided in Sections 4.3(b) and 4.4(b)), but for a guaranteed period of 120 months. Should the Participant die after his Pension begins but before the payment of 120 monthly installments, the payment due for the month in which the Participant dies shall be prorated to the date of death. Except as provided in Section 4.5 with respect to a disability Pension, the amount accrued to the date of death shall be paid to the Participant's estate and the amount accrued from the day after the Participant's death plus any remaining guaranteed installments shall be paid to the surviving Beneficiary.

         (a) A Participant who is married to an Eligible Spouse on the day his Pension begins pursuant to Article IV shall receive his Pension in the form of a 100% joint and survivor annuity, providing for a modified amount payable to the Participant during his life and after his death a Pension at the same rate payable during the life of, and to, such surviving Eligible Spouse.

    6.2.  Optional Forms of Payment.    Notwithstanding the provisions of
Section 6.1, any Participant (other than a Participant retiring on a disability retirement Pension before completing the age and service requirements for early retirement) may elect by written notice to the Committee during the election period specified in Section 6.3 to convert the Pension otherwise payable to him under Section 6.1 into an optional benefit that is the Actuarial Equivalent of such Pension. However, if the option elected provides a death or survivor benefit under which the

Beneficiary is not the Participant's Eligible Spouse, the value of the Pension payable to the Participant under the option elected shall never be less than 51 percent of the total value of the benefits payable under
Section 6.1 to the Participant and his Beneficiary. The options available to Participants are as follows:

    (i) Option 1. A modified Pension payable solely for the Participant's life, with no benefits payable after his death regardless of the period over which the Participant receives benefits.

    (ii) Option 2. A modified Pension payable during the Participant's life, and after his death payable, at the rate of 50 or 100 percent, at the Participant's election, of such modified Pension, to his Beneficiary for life.

    (iii) Option 3. A modified Pension payable to the Participant for life, but guaranteed for a period of 60 or 120 months as the Participant shall elect, with the provision that if the Participant dies before payment of the guaranteed installments, payment of any remaining installments shall be paid to his Beneficiary.

    (iv) Option 4. If the Participant has attained his Normal Retirement Date, a lump sum distribution which is the Actuarial Equivalent of the Participant's Pension.

         (a) The Committee, within a reasonable time prior to the Participant's annuity commencement date, shall furnish each married Participant a written explanation in nontechnical language of the terms and conditions of the Pension payable under Section 6.1(b) and the financial effect upon the Participant's Pension of selecting an optional benefit. An election under section 6.2 shall be made on a form supplied by the Committee, and may be made at any time after that information is furnished to the Participant and before the date the Participant's Pension begins; provided that the period during which the election may be made shall be a period of a least 90 days. However, a married Participant may file with the Committee no later than 90 days before the date his Pension is to begin a written request for detailed information as to the amount of his Pension on a joint and survivor basis under Section 6.1(b) and under Option 1 of Section
    6.2. If he makes that request, the period during which an election of Option 1 may be made shall be extended, if necessary, to include the 60 days following receipt by the Participant of that information.

    An election of an option under Section 6.2 may be revoked on a form supplied by the Committee, and a new election may be made, during the applicable election period. An election of an optional benefit shall be effective on the date the Participant's Pension begins. A revocation of any election shall be effective when the completed form is filed with the Committee. If a Participant who has elected an optional benefit or the Beneficiary designated under an option dies before the date the election of the option becomes effective, the election shall be void.

         (b) A Participant who is married to an Eligible Spouse may not waive the form of Pension payable pursuant to Section 6.1(b) unless his Eligible Spouse consents to such waiver in a written instrument received by the Committee acknowledging the financial effect of such waiver and be witnessed by a notary public.

The consent of an Eligible Spouse shall be irrevocable, unless the Participant revokes his election of another Beneficiary. The Participant may revoke the election at any time and any number of times before his Pension payments begin.

    Notwithstanding the foregoing, spousal consent to a Participant's designation shall not be required if:

              (i) the Eligible Spouse is designated as the primary beneficiary by the Participant and the method of payment chosen for the Eligible Spouse by the Participant conforms with the requirements of this Article VI, or

              (ii) it is established to the satisfaction of the Committee that spousal consent cannot be obtained because there is no Eligible Spouse, because the Eligible Spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

    6.3. Required Distributions. Unless the Participant elected otherwise prior to January 1, 1984 and the election was valid under law when made, the following provisions shall apply to the payment of the Participant's Pension:

              (i) Pension payments must commence no later than the April 1st following the calendar year in which the Participant attains age 70-1/2;

              (ii) Pension payments must not be made in a form that will cause the payments to extend beyond the later of (1) the actual lifetime of the Participant or the Participant and his Beneficiary or (2) the life expectancy of the Participant or the joint life expectancy of the Participant and a Beneficiary determined as of the calendar year in which the Participant attains age 70-1/2.

              (iii) If a Participant begins receiving Pension payments before his death, and subsequently dies, any remaining portion of the Participant's interest must be distributed at least as rapidly as under the method of distribution in effect prior to death.

              (iv) If a Participant dies before receiving any Pension payments, any remaining interest of the Participant must be distributed within five years after the death of the Participant, except that the five years rule shall not apply to any distribution of benefits if (1)(A) any amount to be distributed to a Beneficiary will be distributed over a period not greater than the life of the Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary), and (B) the distribution commences no later than one year after the date of the Participant's death or (2)(A) the portion of the Participant's interest to which an Eligible Spouse is entitled will be distributed over the life of the Eligible Spouse (or over a period not extending beyond the life expectancy of the Eligible Spouse), and (B) the distribution begins no later than the date on which the Participant would have attained age 70-1/2.

    6.4. Lump Sum Payment. If the actuarial value of the nonforfeitable portion of a Participant's Accrued Pension is not greater than $3,500, calculated by using the Pension Benefit Guaranty Corporation's deferred annuity rates in effect for the month during which the lump sum payment is made, such value shall be paid to the Participant in a lump sum payment.
A partial or total lump sum payment cannot be made after the annuity com-mencement date, regardless of the actuarial value of the Participant's nonforfeitable portion in his Pension, without the written consent of the Participant and the Participant's Eligible Spouse, if any, or if the Participant is deceased, the surviving Eligible Spouse.

    (iv) Unless otherwise elected by a Participant, distribution of the vested portion of the Participant's Accrued Pension shall commence not later than within sixty (60) days of the close of the Plan Year in which the latest of the following occurs:

         (A)  the Participant attains Normal Retirement Age;

         (B) the tenth anniversary of the date the Participant commenced participation in the Plan; or

         (C)  the Participant's Continuous Service Termination Date.

    6.5 Income Tax Withholding. Unless the recipient elects otherwise, income taxes will be withheld from any benefits paid under this Plan to the extent required by applicable law.

    6.6.  Distributions Made On or After January 1, 1993.

         (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 6.6, a distributee may elect, at the time and in the manner prescribed by the Plan Sponsor, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)  Definitions.

              (i) "Eligible rollover distribution": An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

              (ii) "Eligible retirement plan": An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (iii) "Distributee": A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

              (iv) "Direct rollover": A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

         (c) Notice Requirement. The Plan Sponsor shall give a distributee notice of his or her right to elect a direct rollover and an explanation of the withholding consequences if not making the election. Such notice shall be given no earlier than 90 days and no less than 30 days before the date of distribution. The distributee, in his or her sole discretion, may waive, in writing, the right to 30 days' notice.

                          ARTICLE VII
            ADJUSTMENTS AND LIMITATIONS TO PENSIONS

    7.1. Adjustments for Disability. To the extent allowed under applicable law, any amount paid to or on behalf of any Participant pursuant to any federal, state or local worker's compensation, occupational disease or disability benefits laws (except fixed statutory payment for partial or total loss of any bodily member), shall be deducted from or charged against the amount of any disability Pension payable under this Plan to the extent that such amount has been provided by premiums, taxes, or other payments paid by or at the expense of a Plan Sponsor or Affiliated Company. If any amount of disability Pension payable under this Plan is determined with respect to a period of time, such deduction or charge shall be made only with respect to the same period. If any such amount is not determined with respect to the same period of time, the Committee shall apportion the amount to a period of time under procedures reasonably designed to result in deduction or charge comparable to that which would be made if the amount had been determined with respect to a period of time.

    7.2. Adjustments for Other Pensions. If any Participant shall receive or become eligible for any payments in the nature of a pension from any other source or fund to which the Plan Sponsor or any Affiliated Company directly or indirectly contributes (excluding benefits under the Social Security Act or under the plans specified below), then the Pension otherwise payable to or with respect to the Participant from this Plan shall be reduced by the Actuarial Equivalent of any such other payments attributable to contributions by the Plan Sponsor or Affiliated Company.

    7.3. Adjustment for Accident and Sickness Benefits. Notwithstanding any other provision of this Plan, no pension payments shall be made for any month prior to the Participant's attainment of age sixty-five (65) with respect to which the Participant is eligible to receive and claims weekly accident and sickness income benefits provided under the Plan Sponsor or an Affiliated Company-sponsored employee benefit plan, or similar benefits partially or wholly funded by the Plan Sponsor or Affiliated Company and provided under law.

    7.4.  Maximum Benefit.    In no event may a Participant's annual
Pension payments, commencing as of the Participant's social security retirement age (as defined in Section 415(b)(8)), under the Plan, and any other defined benefit plans of the Plan Sponsor or an Affiliated Company, exceed the lesser of 100 percent of the Participant's highest average annual compensation during any three consecutive calendar years of his active participation under the Plan, or $90,000, adjusted automatically to reflect future Consumer Price Index changes to the extent permitted by Treasury Regulations issued under section 415 of the Code. For purposes of this Section 7.4(a), "compensation" means the Participant's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer within the meaning of Treas. Reg. 1.415(d)-(1), but does not include any amounts which are excluded under the definition of compensation under Treas. Reg. 1.415(d)-(2).

    If the Participant's Pension commences before his social security retirement age, the maximum dollar amount in (ii) above shall be the Actuarial Equivalent to such maximum dollar amount otherwise applicable at such social security retirement age. In determining such Actuarial Equivalent, the interest rate assumption shall be the greater of five percent or the rate specified in Section 2.2.

    If the Participant's Pension commences after his social security retirement age, the maximum dollar amount in (ii) above shall be the Actuarial Equivalent to the maximum dollar amount otherwise applicable at such social security retirement age determined by using an interest rate assumption of not more than five percent.

    If the Participant has not completed 10 years of participation under the Plan, the maximum annual Pension determined under this Section 7.4(a) shall be reduced by a ratio (but not more than one) that is such Participant's Credited Service to 10.

    Notwithstanding the foregoing provisions of this Section 7.4(a), if the amount payable to any Participant as a Pension (including any Actuarial Equivalent form thereof) is or was limited by the provisions of this Section 7.4(a), such Participant's Pension shall be adjusted, as appropriate, to take into account any increases in the maximum dollar limitation determined under this Section 7.4(a).

         (a) If a Participant is, or was, covered under a defined benefit plan and a defined contribution plan maintained by the Plan Sponsor or an Affiliated Company, the sum of the Participant's defined benefit plan fraction and the defined contribution plan fraction may not exceed one in any calendar year (the "Limitation Year").
    The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Plan Sponsor or any Affiliated Company and the denominator of which is the lesser of

              (i) 1.25 times the dollar limitation of Code section 415(b)(1)(A) in effect for the Limitation Year, or 1.4 times the Participant's average Credited Compensation for the three consecutive years that produce the highest average.

    The defined contribution plan fraction is a fraction, the numerator of which is the sum of the annual additions to the Participant's account under all defined contribution plans (whether or not terminated) maintained by the Plan Sponsor or any Affiliated Company for the current and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of Service with the employer: (i) 1.25 times the dollar limitation in effect under section 415(c)(1)(A) of the Code for such year, or (ii) 1.4 times the amount that may be taken into account under section 415(c)(1)(B) of the Code.

    A Participant's projected annual benefit under this Plan means the annual benefit to which the Participant would be entitled under the terms of the Plan, if the Participant continued employment until normal retirement age (or current age, if later) and the Participant's Credited Compensation for the Limitation Year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or current age, if later).

    If, in any Limitation Year, the sum of the defined benefit plan fraction and the defined contribution plan fraction exceeds one, then appropriate reductions shall first be applied to the Participant's defined contribution annual additions in order to reduce such sum to one.

    For the purpose of this Section 7.4 only, an Affiliated Company shall be determined as provided in Section 2.4, but assuming that the phrase "more than 50 percent" is substituted for the phrase "at least 80 percent" each place it appears in section 1563(a)(1) of the Code.

         (b) Notwithstanding any other preceding provisions of this Section, in no event shall a Participant's annual Pension payable under this Plan be less than the benefit that the Participant had accrued under the GPP as of December 31, 1982; provided, however, that in determining such benefit no changes in the terms and conditions of the GPP or the Plan on or after July 1, 1982 shall be taken into account.

                         ARTICLE VIII
                     TOP-HEAVY PROVISIONS

    8.1. When Applicable. If in any Plan Year, this Plan shall be considered to be Top-Heavy, as defined in section 416(g) of the Code, the provisions of this Article shall supersede any conflicting provisions in the Plan.

    8.2.  Earnings Limited.  For each Plan Year that this Plan is
Top-Heavy, Credited Compensation for Plan purposes shall be limited to the amount as set forth in Code Section 401(a)(17).

    8.3. Minimum Accrual. For each Plan Year that this Plan is Top-Heavy, each Participant who is not a Key Employee must accrue a nonintegrated benefit that, when expressed as an annual Pension, is not less than two percent of the Participant's Average Monthly Earnings multiplied by his years of Credited Service. Average Monthly Earnings is averaged over the five consecutive years (disregarding years during which the Plan is not Top-Heavy) for which the Participant had the highest Credited Compensation. However, a Participant's minimum benefit is not required to exceed 20 percent of his Average Monthly Earnings. This minimum accrual shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the year because of the Participant's failure to be employed on a specified date such as the last day of the Plan Year, or the Participant's failure to make mandatory contributions, if any, to the Plan, or the Participant's Monthly Earnings being less than a stated amount. This requirement shall not apply to the extent the Participant is covered under any other plan or plans of the

Plan Sponsor or Affiliated Company and such employer has provided that the benefit requirements or minimum allocation applicable to Top-Heavy plans will be met in the other plan or plans.

    For each Plan Year that this Plan is Top-Heavy and a Key Employee participates in this Plan and a defined contribution plan maintained by the Company, an Affiliated company, or a nonparticipating associated company, then the number "1.00" shall be substituted for the number "1.25" wherever it appears in the provisions governing the denominator of the defined benefit fraction and the denominator of the defined contribution fraction in Section 7.4(b).

    8.4. Vesting Rules. For any Plan Year in which this Plan is Top-Heavy, the minimum vesting schedule as described in Section 8.5 will automatically apply to the Plan in lieu of the schedule provided in
Section 4.4. The minimum vesting schedule applies to all benefits within the meaning of Code section 411(a)(7) (except those attributable to Employee contributions if any), including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section 8.4 does not apply to the Accrued Pension of any Employee who does not complete any Continuous Service regarding any period after the Plan has initially become Top-Heavy and such Employee's Accrued Pension will be determined without regard to this Section.

    8.5. Vesting Schedule. In the event the minimum vesting schedule shall apply, the nonforfeitable interest of each Participant in his Accrued Pension attributable to Plan Sponsor and Affiliated Company contributions shall be determined on the basis of the following:


                                         Vested
    Number of Years of Service           Interest
    --------------------------           --------
    Less than 2 Years                        0%
    2 Years but less than 3                 20%
    3 Years but less than 4                 40%
    4 Years but less than 5                 60%
    5 Years but less than 6                 80%
    6 Years or more                        100%

    8.6. Distribution. Any distribution of Plan benefits before age 59-1/2 years to a Participant attributable to years in which he was a Five Percent Owner (without regard to whether the Plan was Top-Heavy for those years) are not permitted. Any such distributions are subject to a 10 percent penalty unless the distribution is rolled over pursuant to Code section 402(a)(5) or is paid to an Alternate Payee under a Qualified Domestic Relations Order (as hereafter defined). Nor will any penalty be imposed for a distribution to any Five Percent Owner if he becomes disabled or dies. Disabled for purposes of this Section 8.6 shall mean if a Participant is unable to engage in any substantial gainful activity by reasons of any medically determinable physical or mental impairment which can be expected to result in death or to be of long and indefinite duration.

    8.7. Top-Heavy Determination. A Top-Heavy Plan is a Plan in which the ratio of the present value of the accrued benefits for Key Employees to the present value of the accrued benefit for all Employees exceeds 60 percent. To determine whether the Plan is Top-Heavy, nonproportional subsidies will be included and proportional subsidies ignored. For purposes of determining the present value of the accrued benefit of any Employee, distributions made with respect to such Employees within a five year period ending on the determination date must be included. The accrued benefit of an employee who has not performed any service for an employer maintaining the Plan at any time during the five year period ending on the determination date shall be excluded to determine Top-- heaviness. The determination date is the last day of the preceding Plan Year. The valuation date is the first day of the relevant Plan Year. The actuarial assumptions used to determine whether the Plan is Top-Heavy will be the same as used to compute the Plan's minimum funding requirements for the same period.

    8.8. Aggregation Groups. The required aggregation group consists of each plan of the Plan Sponsor or an Affiliated Company in which a Key Employee is a Participant, and each other plan of the Plan Sponsor or an Affiliated Company that enables any plan of such employer to meet the qualification requirements of Code section 401(a)(4) and the minimum participation standards of Code section 410. The Plan Sponsor may permit any plan not required to be included in an aggregation group as being part of such group if such group would continue to meet the Code section requirements previously set forth.

    Each plan of the Plan Sponsor or Affiliated Company required to be included in an aggregation group shall be treated as a Top-Heavy plan if such group is a Top-Heavy group. A required aggregation group will be considered a Top-Heavy group if the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceed 60 percent of a similar sum determined for all Employees. If a required or permitted aggregation group includes two or more defined benefit plans, the same actuarial assumptions must be used with respect to all such plans to determine Top-Heaviness.

    8.9  Key Employee Defined.   Key Employee is any Employee or former
Employee (and the Beneficiaries of such Employee) who at any time during the Plan Year or any of the four preceding Plan Years (i) is an officer,
(ii) is one of the 10 Employees owning the largest interests in the Plan Sponsor or any Affiliated Company, (iii) is a Five Percent owner, or (iv) is a One Percent Owner and has annual compensation from the Plan Sponsor and any Affiliated Company of more than $150,000.

    For purposes of determining if an officer is a Key Employee, only Employees with annual compensation in excess of 1.5 times the yearly dollar limit on annual additions to defined contribution plans will be taken into account as Key Employees, provided that the number of Employees treated as officers shall be no more than 50 or, if fewer, the greater of three Employees or 10 percent of the Employees.

    For purposes of determining the 10 Employees owning the largest interests in the Plan Sponsor or any Affiliated Company, only Employees with annual compensation in excess of the yearly dollar limit on annual additions to defined contribution plans will be taken into account as Key Employees. If two Employees have the same ownership interest in the Plan Sponsor or an Affiliated Company, the Employee with greater annual compensation will be treated as having a larger interest.

         (a) A Five Percent Owner is any Employee who owns more than five percent of the outstanding stock of the corporation, or stock possessing more than five percent of the total combined voting power of all stock of the corporation.

         (b) A One Percent Owner is any Employee who owns more than one percent of the outstanding stock of the corporation, or stock possessing more than one percent of the total combined voting power of all stock of the corporation.

                          ARTICLE IX
                            FUNDING

    9.1. Trust Fund. All funds contributed under the Plan shall be held, invested, and reinvested under a Trust Agreement between the Plan Sponsor and a Trustee named in such Trust Agreement until they are disbursed to provide benefits or to pay expenses of this Plan. All expenses in connection with the operation of the Plan shall be paid from the Trust Fund. To the extent not paid by the Trust Fund, such expenses shall be paid by the Plan sponsor.

    9.2. Contributions to the Trust Fund. Participants are not required or permitted to make contributions under the Plan. All contributions to the Trust Fund shall be made by the Plan Sponsor. However, the Plan Sponsor may discontinue its contributions for any reason, at any time. Any forfeitures shall be used to reduce the Plan Sponsor's contribution otherwise payable. Subject to the provisions of Section 9.6, benefits shall be payable from the assets of the Trust Fund.

    9.3. Return of Contributions. Notwithstanding any other provision of this Plan, all or part of the Plan Sponsor's contribution may be returned to the Plan Sponsor in the event that:

              (i) The Plan Sponsor's contribution was made by a mistake of fact, provided that the contribution is returned to the Plan Sponsor within one year of the mistaken payment; or

              (ii) The Plan Sponsor's contribution is disallowed as a deduction under section 404 of the Code (all contributions to this Plan being conditioned upon their deductibility under said section), provided the contribution (to the extent disallowed) is returned to the Plan Sponsor within one year after disallowance of the deduction.

    9.4. Funding Policy. The Committee shall establish a funding policy and method consistent with the objectives of the Plan. As an aid to the Committee's determination of the contributions needed to maintain the Plan on a sound actuarial basis and to meet the minimum funding standards as prescribed by law, the Actuary shall provide to the Committee actuarial valuations of the Plan and shall submit to the Committee actuarial tables and rates of contributions as the Actuary recommends.

    9.5. Investment Responsibility of the Trustee. The Trustee shall have the responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust Agreement. The Trustee shall have the authority and discretion to manage and control the assets of the Trust Fund for investment purposes unless the Committee has appointed one or more Investment Manager(s), in which case such Investment Manager(s) shall have the authority and responsibility for the management, acquisition, and disposition of the assets of the Trust Fund for investment purposes.

    "Investment Manager" shall have the meaning as set forth in section 3(38) of ERISA.

    9.6. Obligations of the Plan Sponsor. The Plan Sponsor has established the Trust Fund for the purpose of prefunding the Plan Sponsor's liability as a consequence of the adoption and maintenance of the Plan; however, it is not intended that a Participant's nonforfeitable benefit be limited in any way to the assets of the Trust and/or to any amounts guaranteed by the Pension Benefit Guaranty Corporation. In the event the assets of the Trust Fund are not sufficient to provide a Participant's full nonforfeitable benefit, the portion of any amount properly payable to such a Participant under the terms of the Plan which will not be provided by the Trust, shall be payable by the Plan Sponsor and their Affiliated Companies or a successor thereto notwithstanding the termination or partial termination of the Plan.

                           ARTICLE X
                        ADMINISTRATION

    10.1. Named Fiduciary and Administrator. The Committee shall be the "named fiduciary" within the meaning of section 402(a) of ERISA and the Plan "administrator" as defined in section 3(16) of ERISA.

    10.2. Appointment and Removal of Committee. The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in the Committee, which shall consist of not less than three (3) persons, all of whom are corporate officers or directors of the Plan Sponsor as appointed from time to time by the Board to serve at the pleasure of the Board. Any person appointed as a member of the Committee shall signify his acceptance by filing written acceptance with the Board and the secretary of the Committee. Any member of the Committee may resign by delivering his written resignation to the Board and the secretary of the Committee.

    10.3. Duties of Committee. The members of the Committee shall elect a chairman from their number and a secretary who may be, but need not be, one of the members of the Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain legal counsel, employ agents and provide for such clerical, accounting, investment management, actuarial and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons employed by the Plan Sponsor all or such portion of their duties under the plan, other than those granted to the Trustee under the Trust Agreement adopted for use in implementing the plan, as they, in their sole discretion, shall decide.

    10.4. Meetings. The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

    10.5. Action of Majority. Any act that the Plan authorizes or requires the Committee to do may be done by a majority of its members.
The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office. If more than one vacancy in membership of the Committee shall exist at any time, the remaining members shall have no power to act as the Committee.

    10.6. Compensation. No member of the Committee shall receive any compensation from the Plan for his service as such.

    10.7. Establishment of Rules. Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the interpretation and administration of the Plan and the transaction of its business. The determination of the Committee as to any disputed question shall be conclusive.

    10.8. Powers. The Committee shall have such powers as may be necessary to discharge its duties under the Plan, including the power:

         (a) to make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

         (b) to interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies or omissions, provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all Employees similarly situated;

         (c) to determine all questions with regard to employment, eligibility, Continuous Service, Credited Service, Credited Compensation, Pension, disability retirement Pensions, and such factual matters as date of birth and marital status, and similarly related matters for the purpose of the Plan. The Committee's determination of all questions arising under the Plan shall be conclusive upon all Participants, the Board, the Plan Sponsor, any Affiliated Companies, the Trustee, and other interested parties;

         (d) to instruct the Trustee to make benefit payments pursuant to the Plan;

         (e) to receive and review the periodic valuation of the Plan made by the Actuary;

         (f) to receive and review the periodic reports prepared by Investment Managers, if any;

         (g) to receive and review reports of disbursement from the Trust Fund made by the Trustee;

         (h) to receive and review the periodic audit of the Plan made by a Certified Public Accountant; and

         (i) to prepare and distribute to Participants information explaining the Plan.

    10.9. Prudent Conduct. The members of the Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.

    10.10. Actuary. The Committee shall adopt, from time to time, mortality and other actuarial tables approved by the Board for use in all actuarial calculations required in connection with the Plan, and in estab-lishing the rate of contribution to the Plan. As an aid to the Committee and the Board in adopting tables and in fixing the rate of contributions payable to the Plan, the Actuary shall make actuarial valuations of the contingent assets and liabilities of the Plan, and shall certify to the Committee the tables and rates of contributions which it would recommend for use by the Committee.

    10.11. Maintenance of Records. The Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for actuarial valuations of the Plan. The Committee shall prepare annually a report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for the past year. That report shall be submitted to the Board and shall be filed in the office of the Plan, where it shall be open to inspection by any Participant.

    10.12. Claim Appeal Procedure. In the event that a claim for a benefit under this Plan is denied, the Committee shall thereupon notify the claimant of the denial. Such notification shall:

         (a) Be written in a form calculated to be understood by the claimant;

         (b) Contain a specific reference to the pertinent Plan provisions;

         (c) Describe the material necessary to perfect the claim, if applicable; and

         (d)  Explain the claims review procedure.

    Any Participant or other person whose claim is denied shall, on or before the expiration of 60 days from receipt of the denial, have the right to request a review by the Committee. Such review shall include the right to a hearing before the Committee or its delegates. Upon review of a claim denial, both the claimant and the Company shall have the right of representation, the right to review pertinent plan documents, and the right to submit issues and comments in writing. The decision of the Committee shall be made within 60 days after the receipt of the request for a review. The decision of the Committee on review shall:

              (i) Be written in a manner calculated to be understood by the Participant or beneficiary;

              (ii) Contain the specific reason or reasons for the decision; and

              (iii) contain a specific reference to pertinent Plan provisions.

    10.13. Information from Participants. Each Participant or other person claiming a benefit under this Plan shall be required to furnish to the Committee, in the form prescribed by it, such personal data, affidavits, authorizations to obtain information, and other information as the Committee may deem necessary or appropriate to determine the claimant's eligibility for and amount of any benefit.

                          ARTICLE XI
              PROVISION TO PREVENT DISCRIMINATION

    11.1. Restrictions on distributions to certain highly compensated employees. Notwithstanding any other provision of the Plan to the contrary, the annual payments to a highly compensated employee or highly compensated former employee who is among the 25 such individuals entitled to benefits under the Plan with the greatest compensation shall be restricted to an amount equal to the payments that would be made on behalf of the employee under a single life annuity that is the Actuarial Equivalent of the sum of the employee's Accrued Benefit and the employee's other benefits under the Plan, all as determined pursuant to, and to the extent required by, Treasury Regulation 1.401(a)(4)-5(b)(3). In the event of Plan termination, the benefit of any highly compensated employee (and any highly compensated former employee) is limited to a benefit that is non-discriminatory under section 401(a)(4) of the Code.

                          ARTICLE XII

                     AMENDMENT AND MERGER


    12.1. Power to Amend. The Board may at any time and from time to time, and retroactively if deemed necessary or appropriate, modify, alter, or amend this Plan. Any such action shall comply with applicable laws and regulations and shall not permit funds in the Trust to be used for any purpose other than for the exclusive benefit of Employees, Participants, and their Spouses and Beneficiaries.

    12.2. Publication of Amendment. Promptly after an amendment of this Plan shall have become effective, the Plan Sponsor shall cause a copy of such amendment to be filed with the Committee and, if applicable, with the Trustee. The Committee shall cause notice of such amendment to be posted in such manner in the place or places of business as would reasonably be expected to bring such notice to the attention of interested parties.
Such notice need not contain the text of the amendment but shall contain information as to the location of a copy thereof which shall be open to inspection by interested parties.

    12.3. No Decrease in Benefits. No amendment to this Plan shall decrease the accrued benefit of a Participant. An amendment that has the effect of reducing an early retirement benefit or retirement type subsidy (as defined in regulations), or of eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits in violation of this Section. An amendment reducing a retirement type subsidy shall violate this Section only regarding a Participant who satisfied (either before or after the amendment) the preamendment conditions for the subsidy. Any amendments made pursuant to section 412(c)(8) of the Code or section 4281 of ERISA will not be treated as reducing accrued benefits.

    12.4. Merger, Consolidation or Asset Transfer. This Plan may not be merged or consolidated with any other plan, nor may any assets or liabilities of this Plan be transferred to any other plan, unless the terms of such merger, consolidation, or transfer are such that each Participant in the Plan would, if such other Plan were terminated immediately after such merger, consolidation, or transfer, receive a benefit having a value equal to or greater than the benefit he would have been entitled to receive if this Plan had terminated immediately prior to the merger, consolidation, or transfer.

                         ARTICLE XIII
                       PLAN TERMINATION

    13.1. Termination. The Board may terminate the Plan for any reason at any time. In case of termination or partial termination of the Plan, the rights of affected Participants to the benefits accrued under the Plan to the date of the termination, to the extent then funded, or guaranteed by the Pension Benefit Guaranty Corporation, if greater, shall be nonforfeitable. Funds will be allocated to Participants as provided in
Section 13.3.

    13.2. Participating Companies. The Plan Sponsor or any Affiliated Company may discontinue its participation in the Plan on any date specified by that Employer, if 30 days' advance written notice of such discontinuance of participation in the Plan is given to the Plan Sponsor and the Committee. Each Affiliated Company's participation in the Plan shall also automatically terminate on the first to occur of the date that Affiliated Company ceases to be a member of the controlled group of corporations containing the Plan Sponsor, the date that Affiliated Company is judicially declared bankrupt or insolvent, or the dissolution, merger, consolidation or reorganization of that Affiliated Company or the sale by that Affiliated Company of all its assets except that in any such event arrangements may be made with the consent of the Plan Sponsor whereby the Plan will be continued by any successor to that Affiliated Company or any purchaser of all or substantially all of its assets without a cessation of participation in the Plan, in which case the successor or purchaser will be substituted for that Affiliated Company under the Plan; provided that if any Affiliated Company is merged, dissolved or in any way reorganized into, or consolidated with, the Plan Sponsor or any other Affiliated Company, participation in the Plan will automatically continue in effect without a discontinuance thereof.

    13.3. Allocation of Assets to Participants. The Committee shall determine on the basis of actuarial valuation, the share of the funds of the Plan allocable to each person entitled to benefits under the Plan in accordance with section 4044 of ERISA or corresponding provision of any applicable law in effect at the time.

    13.4. Partial Termination. In the event of a partial termination of the Plan, the provisions of this Article shall be applicable to the Participants affected by that partial termination.

    13.5. Residual Amounts. If after all fixed and contingent liabilities or obligations to persons entitled to benefits under the Plan shall have been paid or provided for in full any Plan assets remain following the termination of the Plan because of erroneous actuarial computation, such assets shall be returned to the Plan Sponsor.

                          ARTICLE XIV
                         MISCELLANEOUS

    14.1.  No Assignment of Benefit.    No benefit under the Plan, nor any
other interest hereunder of any Participant or Beneficiary, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such benefit shall be void. The Trust Fund shall not be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to a benefit.

         (a) Notwithstanding anything herein to the contrary, the Committee may direct the Trustee to comply with a Qualified Domestic Relations Order ("QDRO") pursuant to section 414(p) of the Code.

         (b) A QDRO is a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant ("Alternate Payee") and that

              (i) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits otherwise payable to a Participant under this Plan; and

              (ii) specifies (A) the name and last known mailing address of the Participant and each Alternate Payee covered by the order; (B) the amount or percentage of the Participant's Plan benefits to be paid to any Alternate Payee or the manner in which such amount or percentage is to be determined; (C) the number of payments or the period to which the order applies and each plan to which the order relates; and (D) does not require the Plan to

              (iii) provide any type or form of benefit, or any option not otherwise provided under the Plan,

              (iv) pay any benefits to any Alternate Payee prior to the earlier of the affected Participant's termination of employment or attainment of age 55,

              (v)  provide increased benefits, or

              (vi) pay benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a prior QDRO.

    For purposes of this Plan, an Alternate Payee who has been married to the Participant may be treated as an Eligible Spouse with respect to the portion of the Participant's benefit in which such Alternate Payee has an interest provided that the QDRO provides for such treatment. However, under no circumstances may the spouse of an Alternate Payee (who is not a Participant hereunder) be treated as an Eligible Spouse under the terms of the Plan.

         (c) Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an Alternate Payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected Participant and any Alternate Payee of the receipt of such judgment, decree or order and shall notify the affected Participant and any Alternate Payee of the procedure for determining whether or not the judgment, decree or order is a QDRO.

    The Committee shall establish a procedure to determine the status of a judgment, decree or order as QDRO and to administer Plan distributions in accordance with QDROs. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated above, shall permit an Alternate Payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions required under regulations promulgated by the Secretary of the Treasury.

         (d) If distributions are made from a Participant's Accrued Pension under the Plan pursuant to the requirements of a QDRO prior to his termination of employment and prior to the date the Participant is 100 percent vested in his Accrued Pension, the Participant's nonfor-feitable interest in his Accrued Benefit shall not become greater due to the prior distribution(s) made pursuant to the QDRO.

    14.2. No Implied Rights to Employment. Neither this Plan, the payment of contributions by the Plan Sponsor to the Trust Fund, nor the payment of any benefits pursuant to the Plan shall be construed to create any obligation upon the Plan Sponsor to continue to make contributions to the Plan or to give any present or future Employee any right to continued employment.

    14.3. Facility of Payment. If the Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial af-fairs, the Committee may direct the Trustee to make payments to his legal representative or to a relative or other person for his benefit, or to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this section 14.3 shall be a complete discharge of any liability to make such payment.

    14.4. Effectuation of Interest. If it should become impossible for the Plan Sponsor or the Committee to perform any act required by the Plan, the Plan Sponsor or the Committee may perform such other act as it in good faith determines will most nearly carry out the intent and purpose of the Plan.

    14.5. Headings. The headings of Articles and Sections of this Plan are for convenience of reference only, and in case of any conflict between any such headings and the text, the text shall govern.

    14.6. Copy of Plan. A copy of the Plan shall be available for inspection by any Employee or other person entitled to benefits under the Plan at reasonable times at the office of the Plan Sponsor or any Affiliated Company.

    14.7. Governing Law. Except as otherwise required by law, the Plan and all matters arising thereunder shall be governed by the laws of the Commonwealth of Massachusetts.

    IN WITNESS WHEREOF, Grossman's Inc. has caused this document to be adopted by its duly authorized officer on this __________ day of _____________________, 1995.

                             GROSSMAN'S INC.


                             By ________________________________


                                _________________________(Title)